Exhibit 10.27
By Hand Delivery

March 14, 2018
Par Technology Corporation
8383 Seneca Turnpike New Hartford, NY 13492
P 800.448.6505
www.partech.com

Mr. Donald H. Foley 10919 Martingale Court Potomac, Maryland 20854

Re:    Offer Letter;Amendment

Dear Don,
Your Offer Letter dated April 12, 2017 is amended to provide that shares of restricted stock granted to you as payment of 25% of your STI award for 2017 (as described in your Offer Letter), shall vest 100% on April 11, 2018; provided, in the event of a Change of Control or your death, all unvested shares of restricted stock shall immediately vest.

Except as amended hereby, all other terms and provisions of your Offer Letter remain unchanged and in full force and effect.

Sincerely,
/s/ Cathy King
Cathy A. King, Vice President
and General Counsel
Accepted and Agreed to:
/s/ Donald H. Foley
Donald H. Foley
Dated: 3/14/18